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                                                                   Exhibit 32.1

               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report on Form 10-K for the year ended December 31, 2006 of Pennichuck Corporation (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Duane
C. Montopoli, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      The foregoing certification shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.


Date: March 16, 2007                   /S/  DUANE C. MONTOPOLI
                                       -----------------------------------------
                                       Name:   Duane C. Montopoli
                                       Title:  President and Chief
                                               Executive Officer

      A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.